August 12, 1998

Orbitex Group of Funds
660 Madison Avenue
New York, New York 10021

Ladies and Gentlemen:

         We have acted as counsel for Orbitex Group of Funds, a Delaware business trust (the "Fund"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, of Post Effective Amendment No. 4 ("Post Effective Amendment No. 4") to the Fund's Registration Statement on Form N-1A (the "Registration Statement").

         Reference is made to the opinion, dated September 26, 1997 (the "Opinion"), addressed to you and rendered by us in connection with, and included as Exhibit 10 to, Pre-Effective Amendment No. 2 to the Registration Statement. This letter is to advise you that you may rely on the Opinion as if it had been delivered to you on and as of the date hereof. This letter is furnished to you at your request in connection with the proposed public offering by the Fund of transferable units of beneficial interest of the Fund, designated Class B and Class I, pursuant to Post Effective Amendment No. 4 to the Registration Statement.

         We consent to the filing of this letter with the Commission as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.


                                                Very truly yours,

                                                /s/  Rogers & Wells LLP
                                                ------------------------
                                                Rogers & Wells LLP